CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Glu Mobile Inc. of our report dated February 28, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
August 10, 2020